File No. 33-62315


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          _______________________

                     PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                       LINCOLN NATIONAL CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)

                                  Indiana
      (State or Other Jurisdiction of Incorporation or Organization)

                                35-1140070
                   (I.R.S. Employer Identification No.)

                           200 East Berry Street
                        Fort Wayne, Indiana  46802
                              (219) 455-2000
       (Address, Including Zip Code, and Telephone Number, Including
          Area Code, of Registrant's Principal Executive Offices)

                       Lincoln National Corporation
                     1986 Stock Option Incentive Plan
                           (Full Title of Plan)

                         _________________________

                              Jack D. Hunter
                       Lincoln National Corporation
                           200 East Berry Street
                        Fort Wayne, Indiana  46802
                              (219) 455-3072

       (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement   June 2, 1997, or as soon thereafter as this
of proposed sale to the public     Registration Statement becomes effective

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box [ X ] .

                              ___________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].




     A fee of $72,450 was previously paid in connection with the initial filing of the registration statement to which this pre-effective amendment relates (File No. 33-62315).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                        STATEMENT PURSUANT TO RULE 429(b)

     The prospectus contained in this Registration Statement is a combined prospectus which also covers 2,438,119 shares of common stock covered by Registration Statement No. 33-13445, which were unissued as of May 21, 1997.






                       LINCOLN NATIONAL CORPORATION
                     1986 STOCK OPTION INCENTIVE PLAN

                           Cross Reference Sheet

               Showing Location in Prospectus of Information
                     Required by Items of the Form S-3
                          Pursuant to Rule 404(a)

Item of Form S-3                          Location in Prospectus

1.   Forepart of registration
     Statement and Outside Front
     Cover Page of Prospectus. . . . . .  Forepart of Registration
                                          Statement and Outside Front Cover
                                          Page of Prospectus;
                                          Cross-Reference Sheet

2.   Inside Front and Outside Back
     Cover Pages of Prospectus . . . . .  Inside Front Cover Page of
                                          Prospectus

3.   Summary Information, Risk
     Factors and Ratio of Earnings
     to Fixed Charges. . . . . . . . . .  General Information

4.   Use of Proceeds . . . . . . . . . .  Summary of the Plan - The Purpose

5.   Determination of Offering
     Price . . . . . . . . . . . . . . .  Summary of the Plan - Stock
                                          Options, Stock Appreciation
                                          Rights, Restricted Stock Awards

6.   Dilution. . . . . . . . . . . . . .  Not Applicable

7.   Selling Security Holders  . . . . .  Not Applicable

8.   Plan of Distribution  . . . . . . .  Summary of the Plan - Stock
                                          Options, Stock Appreciation
                                          Rights, Restricted Stock Awards,
                                          Other Material provisions

9.   Description of Securities to
     be Registered . . . . . . . . . . .  Incorporation of Documents by
                                          Reference

10.  Interests of Named Experts and
     Counsel . . . . . . . . . . . . . .  Experts

11.  Material Changes. . . . . . . . . .  Not Applicable

12.  Incorporation of Certain
     Documents by Reference. . . . . . .  Incorporation of Documents by
                                          Reference

13.  Disclosure of Commission
     Position on Indemnification
     for Securities Act Liabilities . . . Indemnification of Directors and
                                          Officers



PROSPECTUS

                             5,000,000 Shares

                       LINCOLN NATIONAL CORPORATION
                               COMMON STOCK
                              (No Par Value)


          Offered as set forth in this Prospectus pursuant to the


                       LINCOLN NATIONAL CORPORATION
                     1986 STOCK OPTION INCENTIVE PLAN



     This Prospectus applies to shares of Common Stock of Lincoln National Corporation to be offered and sold under the 1986 Stock Option Incentive Plan (the "Plan") to eligible executive, managerial, supervisory, or professional employees of Lincoln National Corporation and its subsidiaries or to eligible persons holding either agents' or brokers' contracts with a subsidiary of Lincoln National Corporation.

FOR A DISCUSSION OF THE MATERIAL RISKS RELATED TO INVESTMENT IN THE SECURITIES OFFERED HEREBY, SEE "RISK FACTORS."


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                          IS A CRIMINAL OFFENSE.



     No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any state to or from any person to whom it is unlawful to make or solicit such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the information herein since the date hereof.


           The date of this Prospectus is June 2, 1997.

                             TABLE OF CONTENTS


                                                               Page

General Information . . . . . . . . . . . . . . . . . . . . . .
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . .
Summary of the Plan . . . . . . . . . . . . . . . . . . . . . .
      1. Purpose. . . . . . . . . . . . . . . . . . . . . . . .
      2. Administration . . . . . . . . . . . . . . . . . . . .
      3. Shares Available, Resale . . . . . . . . . . . . . . .
      4. Term, Amendment. . . . . . . . . . . . . . . . . . . .
      5. Participants . . . . . . . . . . . . . . . . . . . . .
      6. Stock Options. . . . . . . . . . . . . . . . . . . . .
      7. Stock Appreciation Rights. . . . . . . . . . . . . . .
      8. Restricted Stock Awards. . . . . . . . . . . . . . . .
      9. Incentive Awards . . . . . . . . . . . . . . . . . . .
     10. Performance Awards . . . . . . . . . . . . . . . . . .
     11. Dividend Equivalent Rights . . . . . . . . . . . . . .
     12. Other Material Provisions. . . . . . . . . . . . . . .
     13. Certain Tax Aspects. . . . . . . . . . . . . . . . . .
     14. Miscellaneous. . . . . . . . . . . . . . . . . . . . .
Incorporation of Documents by Reference . . . . . . . . . . . .
Annual Report to Shareholders . . . . . . . . . . . . . . . . .
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. All reports, proxy statements and other information filed by the Company can be inspected and copied at the Commission's public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following Regional Offices: Federal Building, 75 Park Place, Room 1228, New York, New York 10007; and Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604. Copies of these materials may also be obtained from the Commission at the prescribed rates by mailing a request to: Public Reference Branch, Securities and Exchange Commission, Washington, D.C. 20549. Such material may also be accessed by means of the Commission's home page on the Internet at http//www.sec.gov. In addition, the Company will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding unincorporated exhibits), but not delivered with it. Such requests should be made to C. Suzanne Womack, Secretary, Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana 46802, telephone: (219) 455-3271.

     The Company's Common Stock is listed on the following stock exchanges and reports, proxy statements and other information concerning the Company can be inspected at the offices of those exchanges: New York Stock Exchange, Chicago Stock Exchange, Pacific Stock Exchange, London Stock Exchange, and Tokyo Stock Exchange.




                            GENERAL INFORMATION

     The Lincoln National Corporation 1986 Stock Option Incentive Plan (the "Plan") was established subject to shareholder approval by the Board of Directors (the "Board") of Lincoln National Corporation (the "Company") on January 8, 1986, and amended on March 13, 1986, March 12, 1987, May 7, 1987,
May 5, 1988, January 11, 1989, March 12, 1992, January 13, 1993, and
November 11, 1993. The Plan was approved by the Company's shareholders at their annual meeting held on May 8, 1986, and the amended and restated Plan was approved at the May 12, 1994, meeting. The original effective date of the Plan was January 8, 1986. As set forth in the Company's Proxy Statement dated
April 14, 1997, the Board has determined that the Plan will terminate on May 15, 1997, although awards made thereunder prior to that date will remain outstanding in accordance with their terms.

     The principal executive offices of the Company, an Indiana corporation, are at 200 East Berry Street, Fort Wayne, Indiana 46802. Its telephone number is
(219) 455-2000. Certain executive, managerial, supervisory, or professional employees of the Company and its subsidiaries and certain persons holding either agents' or brokers' contracts with subsidiaries of the Company may participate in the Plan.

                               RISK FACTORS

          In addition to the risks typically associated with investing in equity securities (particularly publicly traded equity securities), investing in shares of LNC common stock entails certain risks that are specific to the industries in which LNC's subsidiaries operate. These risk factors include, among other things, the highly competitive nature of those industries, state and federal regulation, changing economic conditions, ratings received by, and underwriting losses and claims of, LNC's insurance subsidiaries, and the investment performance of assets held by LNC's insurance subsidiaries and entities advised by investment advisory subsidiaries of LNC. These risk factors are discussed briefly below.

          Competition. The insurance, financial services and mutual funds industries are highly competitive. Currently, there are thousands of insurance companies actively engaged in business in the United States, some of which offer insurance and annuity products not currently offered by subsidiaries of LNC. In addition, LNC's life insurance and annuity subsidiaries encounter competition from the expanding number of banks, security brokerage firms and other financial intermediaries which are marketing insurance products and which offer competing investments such as savings accounts and securities. Similarly, there are thousands of open- and closed-end mutual funds available to public investors, and a large number of investment advisers offer their services to pension funds and other institutional investors. While the Company believes its subsidiaries can effectively compete in the industries in which they operate, there can be no assurance that such subsidiaries will be able to do so.

          Regulation. The Company's insurance affiliates are subject to regulation and supervision by the states, territories and foreign countries in which they are admitted to do business. These jurisdictions generally maintain supervisory agencies with broad discretionary powers relative to granting and revoking licenses to transact business, regulating trade practices, licensing agents, prescribing and approving policy forms, regulating premium rates for some lines of business, establishing premium requirements, regulating competitive matters, prescribing the form and content of financial statements and reports, determining the reasonableness and adequacy of capital and surplus and regulating the type and amount of investments permitted. The Company's insurance subsidiaries conduct business in numerous jurisdictions and, accordingly, are subject to the laws and regulations of each of those jurisdictions. Most of the Company's principal insurance subsidiaries, including The Lincoln National Life Insurance Company and American States Insurance Company, are domiciled in Indiana and are primarily regulated by the Indiana Commissioner.

     As a holding company of insurance businesses, the Company is also subject to regulatory requirements of the states where its insurance subsidiaries are domiciled. For example, certain transactions involving an affiliated insurance company, such as loans, extraordinary dividends or investments, in some cases may require the prior approval of such company's primary regulators. Additionally, these requirements restrict the ability of any person to acquire control of the Company or any of its subsidiaries engaged in the insurance business without prior regulatory approval. Control is generally deemed to exist if an entity beneficially owns 10% or more of the voting securities of a company. Such requirements may have the effect of preventing an acquisition of the Company.

     The Company's investment management subsidiaries are subject to a number of federal and state laws and regulations, including without limitation, the Investment Company Act of 1940, the Investment Adviser's Act of 1940 and the National Association of Securities Dealers Rules of Fair Practice. These laws and regulations generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the subsidiaries from carrying on their businesses in the event that they fail to comply with such laws and regulations.

          Ratings. Insurance companies are generally assigned ratings by various rating agencies, such as the A.M. Best Company and the Duff and Phelps Rating Agency. A company's sales of insurance products are generally affected by these ratings. A stronger rating can translate to a marketing advantage and the ability to price less aggressively to generate sales. As of May 23, 1997, The Lincoln National Life Insurance Company had financial strength ratings of AA+ and A+ by Duff and Phelps and A.M. Best Company, respectively.

          Similarly, while mutual funds are not rated, per se, many industry periodicals and services provide rankings of mutual fund performance. These rankings often have an impact on the decisions of public investors regarding which mutual funds to invest in.

          Economic Conditions. The operating results of LNC's insurance subsidiaries are affected significantly by changes in interest rates and inflation. Similarly, these economic factors significantly affect the investment performance of the mutual funds and other entities advised by LNC subsidiaries. The performance of these entities, in turn, affects their ability to attract and retain clients and investors.

          The investment income and market value of the investment portfolios of LNC's insurance subsidiaries and of the fixed-income-oriented mutual funds and private investment portfolios advised by LNC's investment advisory subsidiaries are primarily related to yields on their investments in the fixed-income markets. An increase in interest rates will generally decrease the market value of the relevant investment portfolio, but will increase investment income as investments mature and proceeds are reinvested at higher rates. Additionally, changes in interest rates and inflation have implications for the volume and profitability of the business of LNC's insurance subsidiaries. As interest rates rise, competitors may respond by changing crediting rates and the policyholders will evaluate the products of LNC's subsidiaries by comparison; there can be no guarantee that the subsidiaries' products will be competitive vis-a-vis products offered by other insurance companies.

          Underwriting Losses and Claims. In addition to return on investment income, the profitability of an insurance company is dependent upon its loss experience in connection with its outstanding insurance contracts. Successful underwriting experience is, in turn, dependent upon the quality, diversity, and size of the insurer's pool of insureds. While LNC believes that the outstanding insurance contracts of its subsidiaries were issued in accordance with adequate underwriting guidelines, and that the pools of insureds of its insurance company subsidiaries are of sufficient size and diversity, above average loss experience could result in underwriting losses. No assurance can be given that the current and future reserves of LNC's insurance subsidiaries will be sufficient to provide for payment of all claims, or that the insurance operations of such subsidiaries will be profitable.

                            SUMMARY OF THE PLAN

     Although the Board has determined that no additional awards will be made under the Plan after May 15, 1997 as set forth in the Company's Proxy Statement dated April 14, 1997, the following describes the Plan, its administration and certain relevant characteristics of the awards made thereunder.

     1. Purpose. The Plan was adopted because, in the judgment of the Board, the Company and its shareholders would benefit from an incentive compensation program which is attractive to executives and other key employees, agents and brokers of the Company and its subsidiaries and encourages them to increase their ownership of its Common Stock. The purpose of the Plan is to promote the long-term financial performance of the Company by (1) attracting and retaining executives and other key employees, agents and brokers who possess outstanding abilities by offering competitive incentive compensation opportunities, (2) motivating such persons to further the long-range goals of the Company, and (3) furthering the similarity of interests of shareholders and participants. The Company has no current specific plan for the use of any proceeds generated from the sale of its Common Stock pursuant to this Plan.

     2. Administration. While in effect, the Plan will be administered by a committee (the "Committee") of no fewer than three directors who are members of the Compensation Committee of the Board and who are not eligible and who have not been eligible during the preceding year to participate in this Plan or any other plan of the Company or any of its subsidiaries under which stock, stock options or stock appreciation rights may be granted other than the LNC 1993 Stock Plan for Non-employee Directors. In the event that fewer than three members of the Compensation Committee of the Board are eligible to serve on the Committee, the Board may appoint one of its other members to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve. Present members of the Committee are Thomas D. Bell, Jr., Earl L. Neal, John M. Pietruski, Jill S. Ruckelshaus, and Gordon A. Walker. They may be contacted in care of the Secretary of the Company at 200 East Berry Street, Fort Wayne, Indiana 46802.

     Subject to the provisions of the Plan, the Committee is authorized, in its discretion, to (a) interpret the provisions of the Plan; (b) adopt, amend and rescind rules and regulations for the administration of the Plan; and (c) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan. The Committee shall determine the type and amount of the award to be granted to any participant, and the timing of any such award; however, the Committee may delegate to the chief operating officer or chief executive officer of the Company the right to select individuals who are not reporting persons under Section 16 of the 1934 Act to participate in the Plan. More than one type of award may be made to any participant. To provide a flexible and competitive program, the Plan gives the Committee full discretion to select awards from among the various forms available under the Plan: incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, incentive awards, performance awards, and dividend equivalent rights.

     3. Shares Available; Resale. The aggregate number of shares of Company Common Stock for which incentive stock options and non-qualified stock options may be granted, or which may be granted under a restricted stock award, a stock appreciation right, an incentive award, a performance award, or pursuant to the reinvestment of amounts earned under an award of dividend equivalent rights, may not exceed 10,000,000. Shares with respect to which an incentive stock option or a non-qualified stock option is awarded under this Plan shall be authorized but unissued for so long as the incentive stock option or the non-qualified stock option remains unexercised. If all or a portion of an incentive stock option or a non-qualified stock option expires or is terminated without being exercised in full and without having been surrendered to exercise any related stock appreciation rights, or a restricted stock award, an incentive award or a performance award is forfeited, the shares which were forfeited or not purchased will again become available for distribution under the Plan. The Plan permits adjustments in the number of shares issuable under the Plan in the event of mergers, stock dividends, stock splits and similar changes in the corporate structure or capitalization of the Company affecting the Common Stock. This prospectus reflects such an adjustment for the stock dividend declared by the Company's Board of Directors on May 13, 1993.

     Except as described under "Restricted Stock Awards" below, the Plan does not impose any restriction on the resale of shares of the Company's Common Stock acquired pursuant to a grant under the Plan. However, any "affiliate" of the Company (defined in Rule 405 under the Securities Act of 1933 to include persons who directly or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) may not use this Prospectus to offer and sell shares of Common Stock they acquire under the Plan. They may, however, sell such shares:

     (1) pursuant to an effective registration statement under the Securities Act of 1933;

     (2)  in compliance with Rule 144 under the Act; or

     (3) in a transaction otherwise exempt from the registration requirements of that Act.

     Each participant who is the beneficial owner of at least 10% of the outstanding shares of the Company's Common Stock (the "Common Stock") and each participant who is director or policy making officer of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which requires such persons to disgorge to the Company any "profits" resulting from a sale and purchase (or purchase and sale) of shares of the Common Stock within a six month period. For such participants, sales of certain shares of Common Stock occurring within six months of the grant of an option or the grant of a restricted stock award may result in such Section 16(b) liability, unless one or both of those transactions are exempt, as described below in more detail.

     New rules regarding Section 16(b) became effective August 15, 1996 and the Company became subject to those new rules on November 1, 1996. Under new Rule 16b-3, because the Plan is administered by a committee consisting solely of at least two "Non-Employee Directors" (as defined in Rule 16b-3(b)(3)), the grant of an option, a stock appreciation right, a restricted stock award, an incentive award, a performance award or a dividend equivalent right to a participant subject to Section 16(b) will not be deemed, for purposes of Section 16(b), to be a purchase of the shares that underlie the option, award or right for purposes of determining whether a participant is liable to the Company for any profits derived from the purchase and sale of Common Stock.

      In addition, if at least six months have elapsed between the award of an option, a stock appreciation right, a restricted stock award, an incentive award, or a performance award, or a dividend equivalent right and the disposition of the underlying Common Stock, no purchase of Common Stock would be deemed to have occurred under Section 16(b) for purposes of determining whether a participant is liable to the Company for any profits derived from the purchase and sale of Common Stock. Similarly, under Rule 16b-3, as applicable to the Company prior to November 1, 1996, such awards would not be considered purchases of Common Stock if (i) the Plan was administered by at least two "disinterested directors," as defined in Rule 16b-3 as in effect with respect to the Company prior to November 1, 1996 (administration of the Plan prior to November 1, 1996 satisfied this condition), and (ii) at least six months have elapsed from the date the option, award or right was granted to the date of the disposition of shares of Common Stock that underlie the option, award or right. In this latter regard, the Plan contains provisions that effectively prohibit the disposition of stock acquired pursuant to a stock option, a stock appreciation right or a restricted stock award for at least six months from the date of grant, thereby making it impossible for a participant to be subject to suit under Section 16(b) in connection with the grant of a stock option, a stock appreciate right or a restricted stock award. There is no Plan provision, however, that ensures satisfaction of the holding period requirement with respect to an incentive award or a performance award.

     However, even if a transaction is exempt under Section 16(b), the general prohibition of federal and state securities laws on trading securities while in possession of material non-public information concerning the issuer continue to apply.

     4. Term; Amendment. As set forth in the Company's Proxy Statement dated April 14, 1997, the Board has determined that the Plan will terminate on May 15, 1997. All awards made prior to that time will remain outstanding after termination of the Plan in accordance with their terms. Without the consent of the participant, amendment or termination of the Plan will not adversely affect the rights of any participant with respect to awards previously granted.

     5. Participants. The Committee may select any key executive, managerial, supervisory or professional employee of the Company or its subsidiaries or any person holding either an agent's or broker's contract with a subsidiary of the Company to participate in the Plan. Because the Board has determined to terminate the Plan, no additional awards are expected to be made under the Plan.

     Certain United Kingdom directors and officers who are employed by any body corporate, including Lincoln National (UK) PLC, which is under the control of the Company, may also be selected by the Committee to participate in the Plan. Stock options granted to and Company Common Stock issued to United Kingdom officers and directors shall be granted or issued subject to applicable United Kingdom laws and regulations. The terms and conditions of stock options or Company Common Stock so granted or issued, and the tax consequences of such grant or issuance, may vary from those relating to United States persons
described below.   PARTICIPATING UNITED KINGDOM OFFICERS AND DIRECTORS ARE
ESPECIALLY URGED TO CONSULT THEIR OWN LEGAL AND TAX ADVISORS.

     6. Stock Options. The Committee may award two types of stock options to purchase the Company's Common Stock, incentive stock options and non-qualified stock options, and may determine the terms and conditions of the stock options within the limits described below. For purposes of the Plan, an "incentive stock option" is an option which meets the requirements of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and which has been designated by the Committee as an incentive stock option. A "non-qualified stock option" is an option which is not an "incentive stock option" and which is designated by the Committee as a non-qualified stock option. In addition, an option that is intended to be an incentive stock option but that fails to satisfy the requirements of Section 422(b) of the Code shall be treated as a non-qualified stock option. The award of either type of stock option shall be evidenced by an agreement between the Company and the participant, the provisions of which shall be determined by the Committee in accordance with the Plan. Under either type of stock option, the option price per share may not be less than the fair market value of a share of Common Stock on the date of the grant. For purposes of the Plan, the fair market value of a share of Common Stock means the average of the highest and lowest prices of a share of stock, as quoted on the composite transactions table on the New York Stock Exchange, on the last trading day prior to the date on which the determination of fair market value is being made.

     No stock options may be exercised before six months after the date of grant and, except in the event of the death, disability or retirement of the participant or in the discretion of the Committee, options may not be exercised before the first anniversary of the date of grant. Further, and unless the terms of the grant provide for an earlier termination date, the right to exercise a stock option shall terminate by the earliest of (a) the tenth anniversary of grant, (b) the first anniversary of the participant's termination of employment by reason of death or disability, (c) the fifth anniversary of the participant's retirement (although a participant who wishes to obtain non-recognition tax treatment for the exercise of an incentive stock option must exercise such option within three months of retirement), (d) the sixth anniversary of the participant's termination of employment after a change of control of the Company, or (e) three months after the date the participant terminates employment for any other reason. During any period that a stock option is exercisable, it may be exercised by delivering a written notice which specifies the number of shares purchased and the full purchase price to the Secretary of the Company during regular business hours. Upon exercise of a stock option, the participant may pay the option price in cash, in shares of the Company's Common Stock which have been owned by the participant for at least six months with an aggregate fair market value equal to the option price, or in a combination of cash and shares. Stock options are not transferable except at the participant's death by will or the laws of descent and distribution.

     The aggregate fair market value (determined at the time an incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year cannot exceed $100,000. For purposes of this $100,000 limitation, all of the plans of the Company and its subsidiaries will be taken into account. The maximum number of Options awarded to one individual cannot exceed 100,000 options per year. Information regarding outstanding options may be provided in the Company's annual reports to shareholders, proxy statements, or appendices to this prospectus.

     7. Stock Appreciation Rights. The Committee may, in the event it determines it to be necessary or desirable to create a reasonable opportunity for a participant to acquire an increased ownership interest in the Company, award a stock appreciation right in conjunction with either an incentive stock option or a non-qualified stock option. Under a stock appreciation right, the participant may surrender all or a part of a stock option and receive in exchange payment of no more than 100% of the increase in the fair market value of shares of Common Stock since the date of grant. The award of a stock appreciation right shall be evidenced by an agreement between the Company and the participant, the provisions of which shall be determined by the Committee in accordance with the provisions of the Plan.

     A stock appreciation right may be exercisable at any date with respect to no more than the number of shares for which the related stock option is exercisable at that date. A stock appreciation right issued in connection with an incentive stock option may be exercisable only when there has been an increase in the fair market value of the related shares over the relevant period.

     Each stock appreciation right shall terminate no later than the termination date of the related stock option, and is transferable only with and to the extent that the related stock option is transferable.

     During any period in which a stock appreciation right is exercisable, it may be exercised by delivering to the Secretary of the Company a written notice which specifies the extent to which the stock appreciation right is being exercised.

     The Committee may limit the payment on exercise of a stock appreciation right to less than 100% of the increase in value, as aforesaid, or it may set a maximum amount of payment. Payment may be made in cash, in shares of Common Stock, or in a combination of cash and shares. Upon exercise of a stock appreciation right, the right to exercise the related stock option shall automatically terminate to the same extent the stock appreciation right was exercised.

     8. Restricted Stock Awards. The Committee may also grant restricted stock awards which entitle participants to receive shares of Common Stock. The aggregate number of shares of LNC Common Stock that may be awarded during any calendar year as restricted stock shall not exceed three-tenths of one percent (0.3%) of the number of shares of Common Stock outstanding as of December 31 of the prior year. If the number of shares of Common Stock awarded as restricted stock awards in any year is less than the number of shares that could have been so granted in accordance with this limitation, the balance of such unused shares may be added to the maximum number of shares of restricted stock that may be awarded in following years. To the extent that an award lapses, the rights of the participant to whom the award is made terminate, or the award is paid in cash, any shares of Common Stock subject to such award shall again be available for the grant of an award and shall not be included in calculating shares available in accordance with this limitation. Each restricted stock award shall be evidenced by an agreement between the Company and the participant, the provisions of which, including any restrictions upon the Common Stock, shall be determined by the Committee in accordance with the provisions of the Plan.

     In its sole discretion, the Committee may also designate that a participant who is entitled to receive a cash award under the Company's Management Incentive Plan II or the Company's Executive Value Sharing Plan shall receive all or a portion of such award in the form of a restricted stock award subject to the terms of the Plan. The Committee may also convert outstanding restricted stock awards to stock units under the Company's deferred compensation plan in its sole discretion.

   Shares granted to a participant pursuant to a restricted stock award will be subject to such restrictions as the Committee may determine. In all events, these restrictions will generally remain in effect throughout the six-month period beginning on the date of award. Thereafter, the restrictions will remain in effect until the participant's death, disability, retirement, completion of a specified period of continued employment or the occurrence of some other event specified by the Committee. If the participant terminates employment prior to the time that the restrictions lapse, the participant will forfeit any shares subject to the restrictions. Shares of Common Stock subject to restriction are generally not transferable other than by will or the laws of descent and distribution; other restrictions may apply as well.

     A restricted stock award may also provide for the current payment or crediting to a participant of any dividends that are paid on the shares subject to the restrictions. Any dividends that remain unpaid or undistributed at a time when the participant forfeits shares subject to restrictions will also be forfeited.

     9. Incentive Awards. The Committee may also grant incentive awards which entitle participants to receive shares of Common Stock. Shares may be granted pursuant to an incentive award for no cash consideration, for such minimum cash consideration as may be required under applicable law, or for such other consideration as may be specified by the Committee. Shares granted pursuant to an incentive award may be paid to the participant in a single installment or in installments, may be paid at the time of the grant or at a later date or dates, and may be forfeited if the participant is not employed by the Company on the scheduled payment date, all as determined by the Committee. Each incentive award shall be evidenced by an agreement between the Company and the participant, which shall set forth all the relevant terms and conditions of the award.

     10. Performance Awards. The Committee may also grant performance awards which entitle the participant to receive stock units. Each stock unit awarded to a participant represents a credit to a bookkeeping reserve account equivalent in value to one share of Common Stock. Stock units will be converted to cash, shares of Common Stock or a combination of cash and Common Stock upon the participant's satisfaction of performance criteria and/or vesting periods established by the Committee. Stock units may be granted pursuant to a performance award for no cash consideration, for such minimum cash consideration as may be required under applicable law, or for such other consideration as may be specified by the Committee. Stock units granted pursuant to a performance award may be paid to the participant in a single installment or in installments, may be paid at the time of the grant or at a later date or dates, and may be forfeited if the participant is not employed by the Company on the scheduled payment date, all as determined by the Committee. Each performance award shall be evidenced by an agreement between the Company and the participant, which shall set forth all the relevant terms and conditions of the award.

     In its sole discretion, the Committee may designate that a participant who is eligible to receive a cash award under the Company's Executive Value Sharing Plan shall receive such award in stock as a performance award. The Committee may also convert outstanding restricted stock awards to stock units under the Company's deferred compensation plan in its sole discretion.

     11. Dividend Equivalent Rights. The Committee may also grant to a participant, independently or in conjunction with another award under the Plan, dividend equivalent rights. Dividend equivalent rights entitle the participant to receive amounts equivalent to the dividends paid on the number of shares of the Company's Common Stock for which the participant has dividend equivalent rights. Dividend equivalent rights may be paid in cash currently or may be reinvested in additional shares of Common Stock (which may thereafter accrue dividend equivalents). Dividend equivalent rights may be settled in cash, shares of Common Stock, or a combination of cash and shares. Each award of dividend equivalent rights shall be evidenced by an agreement between the Company and the participant, which shall set forth all relevant terms and conditions of the award.

     12. Other Material Provisions. The Company shall not be obligated to distribute shares under the Plan in violation of any law, and any postponement of the distribution shall not extend the term of any incentive stock option, non-qualified stock option, or stock appreciation right. Neither the Company nor its officers or directors shall have any obligation or liability to any participant, or successor in interest to a participant, because of the loss of rights due to a postponement permitted under the Plan.

     The Company and its subsidiaries have the right to deduct from any cash payment made pursuant to the Plan the amount of any tax required by law to be withheld from that payment. The Company and its subsidiaries also have the right to require payment to them from any participant entitled to receive Company Common Stock pursuant to the Plan of the amount of any tax required by law to be withheld with respect to that Common Stock prior to its delivery.

     A participant may, however, elect with respect to any non-qualified stock option, any stock appreciation right which is paid in whole or in part in Company Common Stock, any performance award and any restricted stock award, to surrender shares of Company Common Stock, the fair market value of which on the date of the surrender satisfies all or part of the withholding requirements. Any such election must be made by filing a written, irrevocable stock surrender withholding election prior to the date that the amount of tax to be withheld is determined. Any stock surrender withholding election made by a participant who is an "officer" of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, must be made (1) more than six (6) months after the date of grant of the award with respect to which such election is made (except where such election is made by a disabled participant or the estate or personal representative of a deceased participant), and (2) either at least six (6) months prior to the date that the amount of tax to be withheld is determined or during the ten (10) day window period beginning on the third business day following the release for publication of the Company's summary statement of earnings for a quarter or fiscal year. The Committee shall have the right with respect to any or all outstanding awards to terminate or suspend for any period the right of a participant to make a stock surrender withholding election at any time prior to the making of such election.

     13. Certain Tax Aspects. THE FOREGOING TAX DISCUSSION AND THE TAX DISCUSSION SET FORTH BELOW ARE INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. IN VIEW OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH PARTICIPANT SHOULD CONSULT HIS OR HER TAX ADVISOR FOR MORE SPECIFIC INFORMATION, INCLUDING THE EFFECT OF APPLICABLE FEDERAL, STATE AND OTHER TAX LAWS.

     Under present law the federal income tax consequences of grants and awards under the Plan are generally as follows:

     Incentive Stock Options. Incentive stock options may be awarded only to those participants who are "employees" (as that term is defined in Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its subsidiaries at the time of the granting of the option. In addition, an option that qualifies as an incentive stock option at the time of grant generally will not be treated as an incentive stock option for income tax purposes if the optionee is not an "employee" at the time of exercise (except when the optionee was an employee within three months of his death or at the time of his disability or termination of employment and the option is exercised within a specified period of time after his death, disability or termination of employment). Those persons who are eligible to participate in the Plan because they hold either agents' or brokers' licenses with a subsidiary of the Company may or may not, depending on their particular facts and circumstances, be "employees" for this purpose. For the tax treatment of options granted to or exercised by non-employees, see Non-qualified Stock Options, below.

     The granting of an incentive stock option will not result in taxable income to the participant at the time of grant. The exercise of the incentive stock option will also ordinarily have no federal income tax consequences to the participant, although an incentive stock option exercised more than three months after retirement (or one year after retirement, when retirement was as a result of the participant's disability) will be treated as a non-qualified stock option and taxed as described in Non-qualified Stock Options, below, unless the option is exercised by the heirs or the estate of the deceased participant who was employed on the date of his death and throughout the three-month period ending on the date of death. If, however, a participant tenders payment upon the exercise of an incentive stock option by surrendering shares obtained upon a prior exercise of an incentive stock option which shares were not held for the "required holding period" (as defined below), that participant may recognize income upon the surrendering of the previously acquired shares under those rules described below pertaining to the disposition of shares acquired pursuant to an incentive stock option.

          If the shares acquired pursuant to a timely exercise of an incentive stock option are held for at least one year after they were acquired by exercise of the incentive stock option and two years after the date on which the incentive stock option was granted to the participant (the "required period"), then any gain on disposition of the shares will generally be taxable as long-term capital gain and no corresponding deduction will be allowed to the Company. For a discussion of the federal income tax consequences of a long-term capital gain, see Capital Gains Treatment, below.

          If the shares acquired pursuant to a timely exercise of an incentive stock option are disposed of before the expiration of the required period, then the difference between the participant's "basis" (as defined below) and the fair market value of the shares at the date of exercise, will generally be taxable as ordinary income and a contemporaneous deduction in the amount of such income will be allowed to the Company. Any additional gain (or loss) realized on a disposition of such shares will generally be taxable to the participant as long or short-term capital gain (or loss) depending on the period for which the shares were deemed to have been held. For a discussion of holding periods and the federal income tax treatment of long-term capital gains, see Capital Gains Treatment, below.

          For purposes of determining whether shares acquired pursuant to the exercise of an incentive stock option have been disposed of before the expiration of the required period, the term "disposition" will include a sale, exchange, gift or transfer of legal title of the shares, but does not include a transfer from a decedent to an estate, a transfer by bequest or inheritance, a pledge or hypothecation, or transfers pursuant to certain non-recognition transactions such as like-kind exchanges (except as noted above with respect to the exchange of shares acquired pursuant to an incentive stock option that have not been held for the required period and are surrendered to exercise an incentive stock option) or exchanges pursuant to reorganizations.

          A participant's "basis" in shares of common stock acquired pursuant to the exercise of an incentive stock option will equal the amount of any cash paid for such shares plus the basis of any shares surrendered, as determined immediately before the surrender, plus any income recognized on the disposition of the surrendered shares. If a participant uses shares of the Company's Common Stock to exercise his incentive stock option and such shares either were not acquired by the prior exercise of an incentive stock option, or were so acquired but were held by him for the required period, it is expected that the basis and holding period (for the purpose of determining whether amounts realized or lost upon the subsequent disposition of the shares constitute short-term or long-term capital gains or losses) of the shares that the participant surrenders carries over to the same number of shares received upon the exercise of the option.

          If a participant uses shares of the Company's Common Stock to exercise his incentive stock option, and such shares were acquired upon a prior exercise of incentive stock option and were not held for the required period, the participant's basis in the shares acquired upon exercise of his incentive stock option will equal the sum of the basis of shares surrendered, as determined immediately before the surrender, and any income recognized on the disposition of the surrendered shares. In addition, the holding period of the newly acquired stock should begin on the date of the most recent exercise of the incentive stock option.

          The amount by which the fair market value, determined at the time of exercise, of a share of Company Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the option price shall, along with other specified items, constitute an adjustment for the purposes of calculating the alternative minimum taxable income of the participant for the taxable year in which the option was exercised. Such adjustment items are potentially subject to a 26% - 28% alternative minimum tax as determined by a complex formula involving special deductions, additions and exemptions. As a result, the exercise of an incentive stock option may subject a participant to an alternative minimum tax depending on that participant's particular circumstances.

          For purposes of computing alternative minimum taxable income realized on a subsequent disposition of shares acquired pursuant to the exercise of an incentive stock option, the participant's basis in the stock so acquired shall be increased by the amount that alternative minimum taxable income realized was increased due to the earlier exercise of the stock option.

          Non-Qualified Stock Options. The granting of a non-qualified stock option will not result in taxable income to the participant at the time of grant. On exercise of a non-qualified stock option, the participant will normally realize taxable ordinary income equal to any excess of the fair market value of the shares at the time of exercise over the option price of the shares. At the time this ordinary income is recognized by the participant, the Company will be entitled to a corresponding deduction.

          If a participant exercises his non-qualified stock option with a cash payment, the basis of the shares he acquires will generally equal the option price plus the amount included in his income upon exercise. If the participant uses shares of the Company's Common Stock to exercise his non-qualified stock option, the basis and holding period of the shares he surrenders carries over to the same number of the shares received upon the exercise of the option. The basis of the remaining shares received is the fair market value of the shares on the date of exercise.

          To the extent that the shares constitute a capital asset in the hands of a participant, on the disposition of the shares acquired upon exercise of a non-qualified stock option, the difference between the amount received for the shares and the basis, i.e. fair market value of the shares on exercise of the option, will be treated as long-term or short-term capital gain or loss, depending on the holding period. For a discussion of holding periods and the federal income tax treatment of a long-term capital gain, see Capital Gains Treatment, below.

          Stock Appreciation Rights. The granting of a stock appreciation right should not result in taxable income to the participant at the time of grant. On exercise of a stock appreciation right, the participant will realize taxable ordinary income equal to the cash and fair market value of any shares received. At the time the participant recognizes ordinary income on the exercise of a stock appreciation right, the Company will be entitled to a corresponding deduction.

         To the extent that any such shares constitute a capital asset in the hands of a participant, on the disposition of any shares acquired under a stock appreciation right, the difference between the amount received for the shares and the fair market value of the shares as of the exercise of the stock appreciation right will be treated as long-term or short-term capital gain or loss, depending on the holding period. For a discussion of holding periods and the federal income tax treatment of a long-term capital gain, see Capital Gains Treatment, below.

          Restricted Stock Awards. The granting of a restricted stock award or issuance of restricted shares generally will not result in taxable income to the participant at the time of grant or issuance. Instead, the participant will normally realize taxable ordinary income when the restrictions on the shares lapse in an amount equal to the fair market value of the shares on the date of lapse. Notwithstanding the foregoing, a participant may elect (pursuant to Section 83(b) of the Code), within 30 days of the date of a restricted stock award, to be taxed on the value of the shares as of the date of grant. If the participant subsequently forfeits the shares, the participant will not be entitled to a deduction. At the time the participant recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

          To the extent that the shares constitute a capital asset in the hands of a participant, on disposition of the shares after restrictions lapse, the difference between the amount received and the fair market value of the shares on the date of lapse (or on the date of issuance if the participant made the election described above) will be treated as long-term or short-term capital gain or loss, depending on the holding period. For a discussion of holding periods and the federal income tax treatment of capital gains, see Capital Gains Treatment, below. A participant's holding period in the shares will begin when the restrictions to which they are subject lapse unless he makes the election provided for under Code Section 83(b) (as noted above), in which case the holding period in his shares will begin on the day after the Company Common Stock is transferred to him.

          Amounts equivalent to dividends received by the participant under the restricted stock award and dividends paid on restricted stock received by the participant prior to the lapse of restrictions will be taxable as ordinary income to the participant and a corresponding and contemporaneous deduction will be allowed to the participant's employer unless the participant made the Section 83(b) election described above. If the election was made, dividends actually paid on restricted stock will be taxable as dividends and no corresponding deduction will be allowed to the employer. In addition, if the election was made and the participant later forfeits the restricted stock, the participant will be allowed no loss deduction.

     Incentive Awards. Generally, a participant will be subject to tax, and the Company will receive a corresponding deduction, with respect to an incentive award (whether granted under the Plan or as a result of a conversion to an incentive award of an award under the Company's Management Incentive Plan II or Executive Value Sharing Plan) on the date that the award is granted. However, if the award is paid in shares of Common Stock which are subject to restrictions or to forfeiture, the participant will be subject to tax, and the Company will be entitled to a deduction, when the shares cease to be subject to the restrictions or the risk of forfeiture. The amount of taxable income a participant will be required to recognize, and the amount of the deduction to which the Company will be entitled, will equal the amount of cash, and the fair market value of the shares, received on the date as of which the participant is required to recognize income.

     Performance Awards. Generally, a participant will be subject to tax, and the Company will receive a corresponding deduction, with respect to a performance award (whether granted under the Plan or as a result of a conversion to an incentive award of an award under the Company's Executive Value-Sharing
Plan) on the date that the award is granted. However, if the award is paid in shares of Common Stock which are subject to restrictions or to forfeiture, the participant will be subject to tax, and the Company will be entitled to a deduction, when the shares cease to be subject to the restrictions or the risk of forfeiture. The amount of taxable income a participant will be required to recognize, and the amount of the deduction to which the Company will be entitled, will equal the amount of cash, and the fair market value of the shares, received on the date as of which the participant is required to recognize income.

     Dividend Equivalent Rights. Generally, a participant will be subject to tax, and the Company will be entitled to a corresponding deduction, with respect to a grant of dividend equivalent rights as of the date or dates on which the dividend equivalents are paid to the participant. If dividend equivalents are automatically reinvested in additional shares of Common Stock, the participant does not recognize tax, and the Company does not get to claim a corresponding deduction, until the dividend equivalent rights are settled. At that time, the participant will be liable for tax, and the Company will be entitled to a deduction, equal to the amount of cash and the fair market value of the shares the participant receives in settlement of the dividend equivalent rights.

          Capital Gains Treatment. Gain or loss from the sale or exchange of property will be treated as long-term capital gain or loss if it was deemed to have been held for more than one year. Any gain or loss other than long-term capital gain or loss will be treated as short-term capital gain.

          Except in those situations expressly described above (relating to the "tacking" of holding periods where Company Common Stock is used to exercise a stock option and to optionees subject to Section 16(b) of the Securities Exchange Act of 1934), it is expected that the holding period of shares acquired pursuant to the exercise of an incentive stock option, non-qualified stock option or stock appreciation right will generally begin on the date following the date of acquisition through such exercise. Similarly, the holding period of awarded shares acquired pursuant to a restricted stock award is expected to begin on the date following the date on which the restrictions lapse, subject to the exception relating to elections under Code Section 83(b).

          For net capital gains recognized by individuals, the Code imposes a preferential maximum tax rate of 28% (as compared with a 39.6% maximum tax rate on ordinary income).

          Participants Subject to Section 16(b). Notwithstanding the general tax treatment of the various types of awards as discussed above, a participant who is subject to the application of Section 16(b) of the 1934 Act, will not be subject to tax with respect to an award until such time as the stock acquired pursuant to the exercise of an option or the grant of another type of award may no longer be considered a purchase of the shares underlying the option or award. Different rules have applied to the Plan under section 16(b) for different periods. Prior to November 1, 1996, if stock acquired pursuant to an award under the Plan could be disposed of by the participant before the expiration of six months from the date of award, the participant would not be subject to tax, and the Company would not be entitled to a corresponding deduction, until the expiration of such a period. The participant could, however, have accelerated taxation by making the election permitted under Code Section 83(b), as described above. Effective November 1, 1996, because the Plan has been administered by "non-employee directors" within the meaning of section 16(b), the acquisition of stock pursuant to an award under the Plan would not be considered a purchase of that stock. Thus, the general rules of taxation described above apply. For capital gains tax purposes, the participant's holding period begins to run on the date, on which he is subject to taxation on the award of stock.

          Payment of Withholding Obligations Through Surrender of Shares.
The federal income tax treatment of the surrender of shares of Company Common Stock to satisfy a participant's federal income tax withholding obligation under the Plan is complex and uncertain. To the extent that a participant surrenders shares of Company Common Stock for this purpose, the participant will be treated as having sold such shares to the Company for their fair market value and may recognize income as a result thereof. The nature and extent of this income will depend upon the manner in which the surrendered shares were acquired, the basis of the surrendered shares, the holding period of the surrendered shares and other factors as described above. Depending upon the effect of the surrender upon the participant's proportionate share ownership interest in the Company, the participant may be treated as having received a dividend equal to the fair market value of the shares surrendered. A participant who satisfies a withholding obligation by surrendering shares acquired pursuant to an earlier exercise of an incentive stock option may also be treated as having made a disqualifying disposition of such shares if the applicable holding period requirements have not been satisfied. For a discussion of disqualifying dispositions of shares acquired pursuant to the exercise of an incentive stock option and the tax treatment thereof, see Incentive Stock Options, above. For a discussion of the times when elections to surrender shares to satisfy withholding obligations must be made, including specific requirements applicable to elections by "officers" under Section 16 of the Securities Exchange Act of 1934, see Other Material Provisions, above. PARTICIPANTS ELECTING TO SATISFY A WITHHOLDING OBLIGATION BY SURRENDERING SHARES OF COMPANY COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS.

     14. Miscellaneous. The Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into its Prospectus the following documents filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") for the fiscal year ended December 31, 1996;

     (b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1996; and

     (c) The section entitled "Description of Capital Stock" contained on pages 31 through 35 of the Company's Prospectus dated December 22, 1992, relating to 4,000,000 shares of the Company's Common Stock.

     All reports and documents subsequently filed with the Commission by the Company subsequent to the date of this registration statement pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of those documents. Additional updating information with respect to the securities and Plan covered herein may be provided in the future to participants by means of appendices to the Prospectus.


                       ANNUAL REPORT TO SHAREHOLDERS

     The Company will deliver with this Prospectus to each employee or agent to whom it is sent or given a copy of the Company's Annual Report to Shareholders for its last fiscal year, unless the employee or agent otherwise has received a copy, in which case the Company will promptly furnish, without charge, an additional copy on written request by the employee or agent. Except as indicated herein, the Annual Report to Shareholders is not incorporated by reference into the Prospectus.

                                  EXPERTS

     The consolidated financial statements and schedules of Lincoln National Corporation and subsidiaries appearing in the Lincoln National Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The legality of the securities to be issued pursuant to the Plan will be passed upon for the Company by Dennis L. Schoff. Mr. Schoff is employed by the Company as a Second Vice President and Associate General Counsel and owns options to purchase common stock and owns, through the Company's Employees' Savings and Profit-Sharing Plan, shares of the Company's Common Stock.


                                 PART II.

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     Set forth below are estimates of all expenses incurred or to be incurred by the Company in connection with the issuance and distribution of the Company to be registered, other than underwriting discounts and commissions.

          Registration fees                                      $   72,450
          Photocopying and Printing                                   3,000*
          Legal fees                                                 50,000*
          Accounting fees                                             8,000*
          State blue sky fees and expenses                              250*
                                                                  ----------
               TOTAL                                              $ 133,700

           * Estimated


Item 15.  Indemnification of Directors and Officers

         The following discussion of the indemnification provisions of the Indiana Business Corporation Law (Indiana Code Section 23-1-37) (the "Law"), which applies to the Company, is a summary, is not meant to be complete, and is qualified in its entirety by reference to the Law.

         The Law provides that the Company may indemnify present and past directors, officers, employees and agents of the Company and of other entities, including partnerships, trusts and employee benefit plans, who serve in such capacities at the request of the Company, against obligations to pay as the result of threatened, pending or completed actions, suits or proceedings, whether criminal, civil, administrative or investigations to which they are parties, if it is determined by a majority of disinterested directors, a committee of the board of directors or special counsel selected by the board of directors that they acted in good faith and they reasonably believed their conduct in their official capacity was in the Company's best interests or if such conduct was not in their official capacity, that the same was at least not opposed to the Company's best interests, and that in criminal proceedings they had reasonable cause to believe their conduct was lawful or no reasonable cause to believe that it was unlawful. Unless a corporation's articles of incorporation provide otherwise (which the Company's does not), the Law provides for mandatory indemnification for directors and officers against reasonable expenses incurred if they were wholly successful in the defense of such proceeding. Termination of a proceeding by judgment, settlement or like disposition is not determinative that the director, officer, employee or agent did not meet the standard of conduct set forth in the Law. The indemnity provided by the Law may be enforced in court and provision is made for advancement of expenses. The Law also permits the Company to insure its liability on behalf of the directors, officers, employees and agents so indemnified and the Law does not exclude any other rights in indemnification and advancement of expenses provided in the Company's Articles of Incorporation, Bylaws, or resolutions of its board of directors or its shareholders.

         The Bylaws of the Company provide for the indemnification of its officers, directors and employees against reasonable expenses, including settlements, that may be incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties so long as (i) the individual's conduct was in good faith, (ii) he reasonably believed that the conduct was in the Company's best interests (or for non-corporate acts, not against the best interests of the Company), and (iii) in the case of criminal proceedings, the individual either had reason to believe the conduct was lawful, or no reasonable cause to believe it was unlawful. In the case of directors, a determination as to whether indemnification or reimbursement is proper shall be made by a majority of disinterested directors, a committee of the board of directors or special counsel selected by the board of directors. In the case of individuals who are not directors, such determination shall be made by the chief executive officer of the Company or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the Company.

         Such indemnification may apply to claims arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and therefore unenforceable.

         The Company maintains a directors' and officers' liability insurance program with minimum policy limits totaling $100,000,000 for each wrongful act and subject to aggregate limits totaling $100,000,000 for the policies in the program. There is no policy deductible for directors and officers and a $5,000,000 deductible applicable to corporate reimbursement.

Item 16.  Exhibits.

     The following exhibits of this Registration Statement are included in
Item 16. (Note: The numbers preceding the exhibits correspond to the specific numbers within Item 601 of Regulation S-K.)

Exhibit No.                     Description

     4(a)      The 1986 Stock Option Incentive Plan, as amended
               (incorporated by reference to the registration statement on Form S-3 filed by the Company on September 5, 1995 (File No. 33-62315))

     4(b)(i) The Articles of Incorporation of the Company as last amended May 12, 1994 are incorporated herein by reference to Company's Form S-3/A filed with the Commission on September 15, 1994.

     4(b)(ii) The By-Laws of the Company as last amended May 15, 1997 are attached hereto as Exhibit 4(b)(ii).

     5 Opinion of Dennis L. Schoff, Esq., as to the legality of the securities being registered.

     8 Opinion of Sutherland, Asbill & Brennan as to the tax consequences of the Plan.

     23(a)     Consent of Ernst & Young LLP, Independent Auditors

     23(b) Consent to use of Opinion of Dennis L. Schoff, Esq., is contained in Exhibit 5.

     23(c) Consent to use of Opinion of Sutherland, Asbill & Brennan contained in Exhibit 8.

     24 Power of Attorney (incorporated by reference to the registration statement on Form S-3 filed by the Company on September 5, 1995 (File No. 33-62315)).

Item 17.  Undertakings.

(a)  Rule 415 Offering.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES


     (a) THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Pre-Effective Amendment to the Company's Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on the 23rd day of May, 1997.

                                        LINCOLN NATIONAL CORPORATION


                                        By: /S/JOHN L. STEINKAMP


     (b) Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by John L. Steinkamp, as the attorney-in-fact for the Board of Directors of Lincoln National Corporation on the terms of the power of attorney filed as part of the Registration Statement on Form S-3 filed on September 5, 1995 (Reg. No. 33-62315).


Signature                 Title                               Date

/S/JOHN L. STEINKAMP      Vice President & Associate        May 23, 1997
                          General Counsel


     Before me the undersigned, a Notary Public, personally appeared each of the above-named persons whose signature appears above and acknowledged the execution of this instrument this 23rd day of May, 1997.


                                    /S/VIRGINIA SCHROEDER
                                    Notary Public
(seal)                              Resident of Allen County
                                    My Commission Expires:   May 14, 2000




                             INDEX TO EXHIBITS


Exhibit No.                   Description


     4(b)(ii)  Bylaws of the Company as amended May 15, 1997.

     5 Opinion of Dennis L. Schoff, Esq., as to the legality of the securities being registered.

     8 Opinion of Sutherland, Asbill & Brennan as to the tax consequences of the Plan.

     23(a)     Consent of Ernst & Young LLP, Independent Auditors.




EX-4(b)(ii)



Adopted January 17, 1968; as Last Amended May 15, 1997



                              BYLAWS
                                OF
                   LINCOLN NATIONAL CORPORATION

                             ARTICLE I

                           Shareholders

     Section 1. Annual Meeting. An annual meeting of the shareholders shall be held at such hour and on such date as the board of directors may select in each year for the purpose of electing directors for the terms hereinafter provided and for the transaction of such other business as may properly come before the meeting. (Amended January 9, 1991)

     Section 2. Special Meetings. Special meetings of the shareholders may be called by the board of directors. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders meeting. (Last amended May 15, 1997)

     Section 3. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation in Fort Wayne, Indiana, or at such other place, either within or without the State of Indiana, as may be designated by the board of directors. (Amended November 6, 1986)

     Section 4. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and in the case of a special meeting or when required by law or by the articles of incorporation or these bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by or at the direction of the secretary no fewer than ten nor more than sixty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting at such address as appears upon the stock records of the corporation. (Last amended August 10, 1989)

     Section 5. Quorum. Unless otherwise provided by the articles of incorporation or these bylaws, at any meeting of shareholders the majority of the outstanding shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum. If less than a majority of such shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. (Amended November 6, 1986)

     Section 6. Adjourned Meetings. At any adjourned meeting at which a quorum shall be represented any business may be transacted as might have been transacted at the meeting as originally notified. If a new record date is or must be established pursuant to law, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. (Added November 6, 1986)

     Section 7. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 8. Voting of Shares. Except as otherwise provided by law, by the articles of incorporation, or by these bylaws, every shareholder shall have the right at every shareholders' meeting to one vote for each share standing in his name on the books of the corporation on the date established by the board of directors as the record date for determination of shareholders entitled to vote at such meeting. (Amended May 7, 1987)

     Section 9. Order of Business. The order of business at each shareholders' meeting shall be established by the person presiding at the meeting. (Amended March 16, 1972)

     Section 10. Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before a meeting business must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the corporation, not less than fifty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than sixty days' notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was given. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting,
(b) the name and address, as they appear on the corporation's stock records, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted. (Last amended January 11, 1987)

     Section 11. Notice of Shareholder Nominees. Nominations of persons for election to the board of directors of the corporation may be made at any meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation in accordance with Section 10 of this Article I. Such shareholder's notice shall set forth, in addition to the information required by Section 10, as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the corporation. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. (Last amended January 11, 1987)

     Section 12. Control Share Acquisitions. As used in this Section 12, the terms "control shares" and "control share acquisition" shall have the same meanings as set forth in Indiana Code Section 23-1-42-1 et seq. (the "Act"). Control shares of the corporation acquired in a control share acquisition shall have only such voting rights as are conferred by the Act. Control shares of the corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the corporation the statement required by the Act may, at any time during the period ending sixty days after the last acquisition of control shares by the acquiring person, be redeemed by the corporation at the fair value thereof pursuant to procedures authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances. (Added May 7, 1987)

     Section 13. Voting Procedures on Change of Control. In addition to any other authority granted under Indiana law for the corporation to enter into any arrangement, agreement or understanding with respect to the voting of voting shares, pursuant to the authority granted in Indiana Code Section 23-1-22-4, the corporation shall have the power to enter into any arrangement, agreement or understanding of any nature whatsoever and for any duration whereby the board of directors or any group of directors of the corporation can specify or direct the voting by any other person of any shares of any class or series beneficially owned by such person, or as to which such person has the direct or indirect power to direct the voting, in connection with a change of control of the corporation. As used in this Section 13, the term "control" shall have the same meaning as set forth in Indiana Code Section 23-1-22-4.

     In the event that an arrangement, agreement or understanding is in effect, and the voting shares of the corporation are not voted in accordance with any such arrangement, agreement or understanding, neither such voting shares nor such votes shall be counted in connection with any vote of the corporation's shareholders relating to any aspect of a change of control. (Added June 25,
1990)


                            ARTICLE II
                        Board of Directors

     Section 1. General Powers, Number, Classes and Tenure. The business of the corporation shall be managed by a board of directors. The number of directors which shall constitute the whole board of directors of the corporation shall be twelve. The number of directors may be increased or decreased from time to time by amendment of these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. The directors shall be divided into three classes, each class to consist, as nearly as may be, of one-third of the number of directors then constituting the whole board of directors, with one class to be elected annually by shareholders for a term of three years, to hold office until their respective successors are elected and qualified; except that
                                    (Last amended effective January 15, 1997)

     (1) the terms of office of directors initially elected shall be staggered so that the term of office of one class shall expire in each year;

     (2) the term of office of a director who is elected by either the directors or shareholders to fill a vacancy in the board of directors shall expire at the end of the term of office of the succeeded director's class or at the end of the term of office of such other class as determined by the board of directors to be necessary or desirable in order to equalize the number of directors among the classes;

     (3) the board of directors may adopt a policy limiting the time beyond which certain directors are not to continue to serve, the effect of which may be to produce classes of unequal size or to cause certain directors either to be nominated for election for a term of less than three years or to cease to be a director before expiration of the term of the director's class.


In case of any increase in the number of directors, the additional directors shall be distributed among the several classes to make the size of the classes as equal as possible. (Last amended January 1, 1992)

     Section 2. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Indiana, for the holding of additional regular meetings without other notice than such resolution.

     Section 3. Special Meetings. Special meetings of the board of directors may be called by the chief executive officer. The secretary shall call special meetings of the board of directors when requested in writing to do so by a majority of the members thereof. Special meetings of the board of directors may be held either within or without the State of Indiana. (Last amended August 10,
1989)

     Section 4. Notice of Meetings. Except as otherwise provided in these bylaws, notice of any meeting of the board of directors shall be given, not less than two days before the date fixed for such meeting, by oral, telegraphic, telephonic, electronic or written communication stating the time and place thereof and delivered personally to each member of the board of directors or telegraphed or mailed to him at his business address as it appears on the books of the corporation; provided, that in lieu of such notice, a director may sign a written waiver of notice either before the time of the meeting, at the time of the meeting or after the time of the meeting. (Last amended November 6, 1986)

     Section 5. Quorum. A majority of the whole board of directors shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 6. Manner of Acting. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law or by the articles of incorporation or these bylaws. Unless otherwise provided by the articles of incorporation, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if a written consent to such action is signed by all members of the board of directors and such written consent is filed with the minutes of proceedings of the board of directors. Unless otherwise provided by the articles of incorporation, any or all members of the board of directors may participate in a meeting of the board of directors by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation in this manner constitutes presence in person at the meeting. (Last amended effective March 14, 1991)

     Section 7. Vacancies. Except as otherwise provided in the articles of incorporation, any vacancy occurring in the board of directors may be filled by a majority vote of the remaining directors, though less than a quorum of the board of directors, or, at the discretion of the board of directors, any vacancy may be filled by a vote of the shareholders. (Amended November 6, 1986)

     Section 8. Notice to Shareholders. Shareholders shall be notified of any increase in the number of directors and the name, address, principal occupation and other pertinent information about any director elected by the board of directors to fill any vacancy. Such notice shall be given in the next mailing sent to shareholders following any such increase or election, or both, as the case may be.


                            ARTICLE III
                             Officers

     Section 1. Elected Officers. The elected officers of the corporation shall be a president, a secretary, and a treasurer, and may also include a chairman of the board, one or more vice presidents of a class or classes as the board of directors may determine, and such other officers as the board of directors may determine. The chairman of the board and the president shall be chosen from among the directors. Any two or more offices may be held by the same person. (Last amended November 6, 1986)

     Section 2. Appointed Officers. The appointed officers of the corporation shall be one or more second vice presidents, assistant vice presidents, assistant treasurers, and assistant secretaries. (Added November 6, 1986)

     Section 3. Election or Appointment and Term of Office. The elected officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. The appointed officers of the corporation shall be appointed annually by the chief executive officer immediately following the first meeting of the board of directors held after each annual meeting of the shareholders. Additional elected officers may be elected at any regular or special meeting of the board of directors, to serve until the regular meeting of the board held after the next annual meeting of shareholders, and additional appointed officers may be appointed by the chief executive officer at any time to serve until the next annual appointment of officers. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign or retire or shall have been removed. (Amended November 6, 1986)

     Section 4. Removal. Any officer may be removed by the board of directors and any appointed officer may be removed by the chief executive officer, whenever in their judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. (Last amended August 13, 1987)

     Section 5. Vacancies. A vacancy in the office of president or secretary or treasurer because of death, resignation, retirement, removal or otherwise, shall be filled by the board of directors, and a vacancy in any other elected office may be filled by the board of directors.

     Section 6. Chief Executive Officer. If the elected officers of the corporation include both a chairman of the board and a president, the board of directors shall designate one of such officers to be the chief executive officer of the corporation. If the office of chairman of the board be vacant, the president shall be the chief executive officer of the corporation. The chief executive officer of the corporation shall be, subject to the board of directors, in general charge of the affairs of the corporation. (Amended March 7, 1968)

     Section 7. Chairman of the Board. The chairman of the board shall preside at all meetings of the shareholders and of the board of directors at which he may be present and shall have such other powers and duties as may be determined by the board of directors.

     Section 8. President. The president shall have such powers and duties as may be determined by the board of directors. In the absence of the chairman of the board, or if such office be vacant, the president shall have all the powers of the chairman of the board and shall perform all his duties.

     Section 9. Vice Presidents. A vice president shall perform such duties as may be assigned by the chief executive officer or the board of directors. In the absence of the president and in accordance with such order of priority as may be established by the board of directors, he may perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. (Amended September 14, 1972)

     Section 10. Second Vice Presidents and Assistant Vice Presidents. A second vice president and an assistant vice president shall perform such duties as may be assigned by the chief executive officer or the board of directors. (Added November 6, 1986)

     Section 11. Secretary. The secretary shall (a) keep the minutes of the shareholders' and board of directors' meetings in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized, and (d) in general perform all duties incident to the office of secretary and such other duties as may be assigned by the chief executive officer or the board of directors. (Amended September 14, 1972)

     Section 12. Assistant Secretaries. In the absence of the secretary, an assistant secretary shall have the power to perform his duties including the certification, execution and attestation of corporate records and corporate instruments. Assistant secretaries shall perform such other duties as may be assigned to them by the chief executive officer or the board of directors. (Last amended November 6, 1986)

     Section 13. Treasurer. The treasurer shall (a) have charge and custody of all funds and securities of the corporation, (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, (c) deposit all such monies in the name of the corporation in such depositories as are selected by the board of directors, and (d) in general perform all duties incident to the office of treasurer and such other duties as may be assigned by the chief executive officer or the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such form and with such surety or sureties as the board of directors shall determine. (Amended September 14, 1972)

     Section 14. Assistant Treasurers. In the absence of the treasurer, an assistant treasurer shall have the power to perform his duties. Assistant treasurers shall perform such other duties as may be assigned to them by the chief executive officer or the board of directors. (Last amended November 6,
1986)


                            ARTICLE IV
                            Committees

     Section 1. Board Committees. The board of directors may, by resolution adopted by a majority of the whole board of directors, from time to time designate from among its members one or more committees each of which, to the extent provided in such resolution and except as otherwise provided by law, shall have and exercise all the authority of the board of directors. Each such committee shall serve at the pleasure of the board of directors. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law. Each such committee shall keep a record of its proceedings and shall adopt its own rules of procedure. It shall make such reports to the board of directors of its actions as may be required by the board. (Amended March 16,
1972)

     Section 2. Advisory Committees. The board of directors may, by resolution adopted by a majority of the whole board of directors, from time to time designate one or more advisory committees, a majority of whose members shall be directors. An advisory committee shall serve at the pleasure of the board of directors, keep a record of its proceedings and adopt its own rules of procedure. It shall make such reports to the board of directors of its actions as may be required by the board. (Amended March 16, 1972)

     Section 3. Manner of Acting. Unless otherwise provided by the articles of incorporation, any action required or permitted to be taken at any meeting of a committee established under this Article IV may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of the committee. Unless otherwise provided by the articles of incorporation, any or all members of such committee may participate in a meeting of the committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation in this manner constitutes presence in person at the meeting. (Last amended effective March 14, 1991)


                             ARTICLE V
                  Corporate Instruments and Loans

     Section 1. Corporate Instruments. The board of directors may authorize any officer or officers to execute and deliver any instrument in the name of or on behalf of the corporation, and such authority may be general or confined to specific instances. (Amended September 14, 1972)

     Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.


                            ARTICLE VI
       Stock Certificates, Transfer of Shares, Stock Records

     Section 1. Certificates for Shares. Each shareholder shall be entitled to a certificate, signed by the president or a vice president and the secretary or any assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If such certificate is countersigned by the written signature of a transfer agent other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. If such certificate is countersigned by the written signature of a registrar other than the corporation or its employee, the signatures of the transfer agent and the officers of the corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue. Certificates representing shares of the corporation shall be in such form consistent with the laws of the State of Indiana as shall be determined by the board of directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the corporation. (Amended May 28, 1969)

     Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made on the stock transfer records of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the corporation, and, except as otherwise provided in these bylaws, on surrender for cancellation of the certificates for such shares. (Amended May 28, 1969)

     Section 3. Lost, Destroyed or Wrongfully Taken Certificates. Any person claiming a certificate of stock to have been lost, destroyed or wrongfully taken, and who requests the issuance of a new certificate before the corporation has notice that the certificate alleged to have been lost, destroyed or wrongfully taken has been acquired by a bona fide purchaser, shall make an affidavit of that fact and shall give the corporation and its transfer agents and registrars a bond of indemnity with unlimited liability, in form and with one or more corporate sureties satisfactory to the chief executive officer or treasurer of the corporation (except that the chief executive officer or treasurer may authorize the acceptance of a bond of different amount, or a bond with personal surety thereon, or a personal agreement of indemnity), whereupon in the discretion of the chief executive officer or the treasurer and except as otherwise provided by law a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, destroyed or wrongfully taken. In lieu of a separate bond of indemnity in each case, the chief executive officer of the corporation may accept an assumption of liability under a blanket bond issued in favor of the corporation and its transfer agents and registrars by one or more corporate sureties satisfactory to him. (Amended September 14, 1972)

     Section 4. Transfer Agent and Registrars. The board of directors by resolution may appoint a transfer agent or agents or a registrar or registrars of transfer, or both. All such appointments shall confer such powers, rights, duties and obligations consistent with the laws of the State of Indiana as the board of directors shall determine. The board of directors may appoint the treasurer of the corporation and one or more assistant treasurers to serve as transfer agent or agents. (Amended May 28, 1969)

     Section 5. Record Date. For the purposes of determining shareholders entitled to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as a record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring a determination of shareholders. (Amended November 6, 1986)


                            ARTICLE VII
                             Liability

     No person or his personal representatives shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by such person in good faith as an officer or employee of the corporation, or as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, which he serves or served at the request of the corporation, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised and used under like circumstances, charged with a like duty, or (b) took or omitted to take such action in reliance upon advice of counsel for the corporation or such enterprise or upon statements made or information furnished by persons employed or retained by the corporation or such enterprise upon which he had reasonable grounds to rely. The foregoing shall not be exclusive of other rights and defenses to which such person or his personal representatives may be entitled under law. (Last amended November 6, 1986)


                           ARTICLE VIII
                          Indemnification

     Section 1. Actions by a Third Party. The corporation shall indemnify any person who is or was a party, or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the corporation), and whether formal or informal, who is or was a director, officer, or employee of the corporation or who, while a director, officer, or employee of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against:

     (a) any reasonable expenses (including attorneys' fees) incurred with respect to a proceeding, if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or


     (b) judgments, settlements, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and reasonable expenses (including attorneys' fees) incurred with respect to a proceeding where such person is not wholly successful on the merits or otherwise in the defense of the proceeding if:

             (i)   the individual's conduct was in good faith; and

             (ii)  the individual reasonably believed:

                   (A) in the case of conduct in the individual's capacity as a director, officer or employee of the corporation, that the individual's conduct was in the corporation's best interests; and

                   (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and

             (iii) in the case of any criminal proceeding, the individual either:

                   (A) had reasonable cause to believe the individual's conduct was lawful; or

                   (B) had no reasonable cause to believe the individual's conduct was unlawful.

The termination of a proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, or employee did not meet the standard of conduct described in this section. (Last amended November 6, 1986)

     Section 2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who is or was a party or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, or employee of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against any reasonable expenses (including attorneys' fees):

     (a) if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

     (b) if not wholly successful:

             (i) the individual's conduct was in good faith; and

             (ii) the individual reasonably believed:

                   (A) in the case of conduct in the individual's capacity as a director, officer, or employee of the corporation, that the individual's conduct was in the corporation's best interests; and

                   (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests,

except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper. (Last amended November 6, 1986)

     Section 3. Methods of Determining Whether Standards for Indemnification Have Been Met. Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2. In the case of directors of the corporation such determination shall be made by any one of the following procedures:

     (a) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (b) if a quorum cannot be obtained under (a), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

     (c) by special legal counsel:

             (i) selected by the board of directors or a committee thereof in the manner prescribed in (a) or (b); or

             (ii) if a quorum of the board of directors cannot be obtained under (a) and a committee cannot be designated under (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate).

In the case of persons who are not directors of the corporation, such determination shall be made (a) by the chief executive officer of the corporation or (b) if the chief executive officer so directs or in his absence, in the manner such determination would be made if the person were a director of the corporation. (Last amended November 6, 1986)

     Section 4. Advancement of Defense Expenses. The corporation may pay for or reimburse the reasonable expenses incurred by a director, officer, or employee who is a party to a proceeding described in Section 1 or 2 of this Article in advance of the final disposition of said proceeding if:

     (a) the director, officer, or employee furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 1 or 2; and

     (b) the director, officer, or employee furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that the director, officer or employee did not meet the standard of conduct; and

     (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 1 or 2.

The undertaking required by this Section must be an unlimited general obligation of the director, officer, or employee but need not be secured and may be accepted by the corporation without reference to the financial ability of such person to make repayment. (Last amended November 6, 1986)

     Section 5. Non-Exclusiveness of Indemnification. The indemnification and advancement of expenses provided for or authorized by this Article does not exclude any other rights to indemnification or advancement of expenses that a person may have under:

     (a) the corporation's articles of incorporation or bylaws;

     (b) any resolution of the board of directors or the shareholders of the corporation;

     (c) any other authorization adopted by the shareholders; or

     (d) otherwise as provided by law, both as to such person's actions in his capacity as a director, officer, or employee of the corporation and as to actions in another capacity while holding such office.

Such indemnification shall continue as to a person who has ceased to be a director, officer, or employee, and shall inure to the benefit of the heirs and personal representatives of such person. (Last amended November 6, 1986)


                            ARTICLE IX
                            Amendments

     These bylaws may be altered, amended or repealed and new bylaws may be made by a majority of the whole board of directors at any regular or special meeting of the board of directors. (Amended effective May 11, 1978)

EX-5



(219) 455-1263


May 27, 1997


Securities and Exchange Commission
Division of Corporation Finance
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Re:  Lincoln National Corporation 1986 Stock Option Incentive Plan ("Plan")

Ladies and Gentlemen:

I have acted as counsel for Lincoln National Corporation, an Indiana corporation ("Issuer"), in connection with the registration of 5,000,000 shares of the Issuer's Common Stock to be issued upon exercise of options granted for no consideration to certain of the Company's employees and non-employee agents of the Company.

At the request of the Management of Lincoln National Corporation, I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

Based upon my examination of such documents and corporate proceedings as I have deemed relevant, I am of the opinion that:

1. The Company is a duly organized and existing corporation under the laws of the state of Indiana;

2. The issued shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable; and

3. The shares of Common Stock covered by the registration statement on Form S-3 have been duly authorized and, when issued as provided in the Plan, such shares will be validly issued, fully paid and nonassessable.

I hereby consent to the conclusion of this opinion as an exhibit to this Registration Statement on Form S-3.

Sincerely,

/S/ DENNIS L. SCHOFF

Dennis L. Schoff
Associate General Counsel

EX-8

                                      May 23, 1997





Lincoln National Corporation
200 East Berry Street
Fort Wayne, Indiana  46802

Gentlemen:

          In connection with the registration of certain shares of Common Stock of Lincoln National Corporation (the "Company") pursuant to the Lincoln National Corporation 1986 Stock Option Incentive Plan (the "Plan"), as described in a Registration Statement on Form S-3 to be filed by the Company on or about May 23, 1997 (the "Registration Statement"), we have been asked to render our opinion to you with respect to certain income tax consequences, under the Internal Revenue Code of 1986, as amended (the "Code"), of various transactions contemplated by the Plan.

          We have examined the provisions of the Plan and made such other investigations and inquiries as we deem necessary in order to enable us to render this opinion. Assuming that the transactions contemplated by the Plan are carried out in conformity with the terms of the Plan, it is our opinion that the tax consequences of each transaction will be as described in the relevant section below.

THE PLAN

          The Company's Board of Directors has determined that the Plan will be terminated on May 15, 1997, although awards made prior to that time will remain outstanding in accordance with their terms. The Plan provides that it is to be administered by a committee (the "Committee") of no fewer than three directors who are generally members of the Compensation Committee of the Board and who are "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act"), as in effect prior to August 15, 1996. Effective August 15, 1996, Rule 16b-3 was amended in relevant part to refer to approvals of grant transactions by a committee consisting solely of two or more "non-employee directors" (as defined in new Rule 16(b)-3(b)(3)). It is our understanding that, since the date the Company became subject to new Rule 16b-3, each member of the Committee has fallen within the definition of "non-employee director." The Committee, in its sole discretion, determines the timing of any award and the type and amount of the award to be granted to any participant from among the various forms available under the Plan: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, incentive awards, performance awards, and dividend equivalent rights. The Plan further specifies the maximum aggregate number of shares of Company Common Stock for which stock options or awards may be granted, the earliest permissible exercise date, the maximum exercise period of stock options and stock appreciation rights, and other terms and conditions regarding the exercise of options or enjoyment of rights under the Plan.


TAX TREATMENT OF AWARDS UNDER THE PLAN

Incentive Stock Options

          Under Code Section 421, special tax treatment is available for incentive stock options, within the meaning of Code Section 422(b), provided certain holding and exercise timing requirements are met <F1>. Consistent with Code Section 422(b), only those options that are designated by the Committee as incentive stock options and that meet certain requirements will be treated as such. Specifically, an option will be treated as an incentive stock option only if, consistent with Code Section 422(b), it:

        (1) is granted pursuant to a plan that specifies the aggregate number of shares that may be issued pursuant to options and the employees (or class(es) of employees) who are eligible to receive options, and that is approved by shareholders of the corporation granting the options within 12 months of the date on which the plan is adopted;

        (2) is granted within ten years of the earlier of the date on plan was adopted or the date on which the plan was approved by shareholders;

        (3) is not, by its terms, exercisable after the expiration of ten years from the date of grant;

        (4) is exercisable for a price not less than the fair market of the underlying stock on the date of grant;

        (5) is not transferable by the grantee other than by will or by the laws of descent and distribution, and is exercisable during the grantee's lifetime only by the grantee; and

        (6) is granted to an individual who, at the time of grant, does not own stock possessing more than ten percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

        The Plan includes provisions designed to comply with the above requirements of Code Section 422(b). Consequently, the options granted to employees as incentive stock options in accordance with the terms of the Plan satisfy the requirements of Code Section 422(b), and the employees who receive these options will be taxed in accordance with the rules of Code Section 421. Thus, under Code Section 421, the granting of an incentive stock option will not result in taxable income to the participant at the time of grant. Code Section 83(e); see, Commissioner v. LoBue, 351 U.S. 243 (1956). The exercise of the incentive stock option also will ordinarily have no federal income tax consequences to the participant, provided that the incentive stock option is exercised during a particular time period. Specifically, the incentive stock option must be exercised: (1) while the participant is employed by the Company or a subsidiary; (2) within three months after the participant ceases to be an employee of the Company or a subsidiary; (3) after the participant's death, where the participant was an employee of the Company within three months before his death; or (4) within one year after the participant ceases to be an employee of the Company or a subsidiary, if the participant's employment is terminated because of permanent and total disability (within the meaning of Code Section 22(e)(3)). Code Sections 421(a)(1), 422(a)(2), 422(b)(5), 422(c)(6); Treas.
Reg. Section 1.421-8(c)(1). If an incentive stock option is not exercised during one of these periods, it will be treated for tax purposes as a nonqualified stock option (the tax treatment of which is described below).

          If the shares acquired pursuant to the timely exercise of an incentive stock option are held for at least one year after they are acquired and two years after the date on which the incentive stock option was granted to the participant (the "required period"), and if the shares constitute a capital asset in the hands of the participant, then any gain on disposition of the shares will be taxable as long-term capital gain and no corresponding deduction will be allowed to the Company. See, Code Sections 421(a), 1001, 1221, 1222.

          If the shares acquired pursuant to a timely exercise of an incentive stock option are disposed of before the expiration of the required period (in what is referred to as a "disqualifying disposition"), then the nonrecognition treatment of Code Section 421(a) does not apply. Code Section 421(a)(1). <F2> Instead, pursuant to the provisions of Code Section 83, any gain realized on the disposition, up to the difference between the participant's basis (as defined below) in the shares and the fair market value of the shares at the date of exercise will be taxable as ordinary income. In addition, the Company will be allowed a contemporaneous deduction in the amount of such income. The Company will only be allowed such a deduction, however, if (1) the Company reports the income to the participant on Form W-2 or W-2c (as applicable) and files it with the Internal Revenue Service on or before the date on which the Company files its tax return claiming the deduction relating to the disqualifying disposition, or (2) the Company can demonstrate that the employee actually included the amount in income. Treas. Reg. Section 1.83-6.

          To the extent that the shares acquired in connection with the disqualifying disposition constitute a capital asset in the hands of a participant, any additional gain realized will generally be taxable to the participant as long or short-term capital gain depending on the period for which the shares were deemed to have been held. Code Sections 1001, 1221, 1222. If the shares are disposed of at a loss, the loss generally will be long or short-term capital loss depending on the holding period. Code Sections 1001, 1221, 1222. A discussion of holding periods and the federal income tax treatment of a long-term capital gain is addressed under "Capital Gains Treatment," infra.

          A participant's basis in shares of Common Stock acquired pursuant to the exercise of an incentive stock option will equal the sum of any cash paid for such shares plus the basis of any shares surrendered, as determined immediately before the surrender, plus any income recognized on the disposition of the surrendered shares. If a participant uses shares of the Company's Common Stock to exercise his incentive stock option and such shares either were not acquired by the prior exercise of an incentive stock option or were so acquired, but were held by him for the required period, we believe, although we cannot opine, that, under Code Sections 1031(d) and 1036, the participant will recognize no gain in connection with the transaction and that the basis of the shares that the participant surrenders carries over to the same number of shares received upon the exercise of the option; the participant's basis in any remaining shares so acquired will be equal to the exercise price of the option.
<F3>  We also believe, although we cannot opine, that, under Code Sections
1031(d), 1036 and 1223, the participant's holding period in such same number of shares will include the participant's holding period in the shares surrendered. Cf., Weir v. Commissioner, 10 T.C. 996 (1948), aff'd per curiam, 173 F.2d 222, (3d Cir. 1949).

          If (1) a participant uses shares of the Company's Common Stock to exercise his incentive stock option, (2) such shares were acquired upon a prior exercise of an incentive stock option or another type of statutory option, and
(3) such shares were not held for the required period, the participant is not able to avoid recognition of gain on the transaction because Code Section 424(c)(3) provides that Code Section 1036 does not apply in these circumstances. Accordingly, the participant's basis in the shares acquired upon exercise of his incentive stock option will equal the sum of the basis of shares surrendered, as determined immediately before the surrender, plus any income recognized on the disposition of the surrendered shares by reason of Code Section 421(b).

          The amount by which the fair market value, determined at the time of exercise, of a share of Company Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the option price shall, along with other specified items, constitute an adjustment for the purpose of determining the participant's alternative minimum taxable income. Code Section 56(b)(3). Such adjustments are potentially subject to alternative minimum tax, at a rate of 26 percent or 28 percent, as determined by a formula involving special deductions, additions and exemptions. See, e.g., Code Section 55. As a result, the exercise of an incentive stock option may subject a participant to an alternative minimum tax depending on that participant's particular circumstances. For purposes of computing alternative minimum taxable income realized on a subsequent disposition of shares acquired pursuant to the exercise of an incentive stock option, the participant's basis in the stock so acquired shall be increased by the amount that alternative minimum taxable income was increased due to the earlier exercise of the stock option. Code Section 56(b)(3).

Nonqualified Stock Options

          The grant of a nonqualified stock option under the Plan is a transfer of property within the meaning of Code Section 83. Nevertheless, the grant of a nonqualified stock option will not result in taxable income to the participant at the time of grant, because a nonqualified stock option granted under the Plan is of a type not actively traded on an established market, is not transferable by the participant, and has no readily ascertainable fair market value. Code
Section 83(e); Treas. Reg. Section 1.83-7. Upon exercise of a nonqualified stock option, however, the participant will be subject to tax. Treas. Reg.
Section 1.83-7. Specifically, at the time of exercise, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option price of the shares. Code
Section 83(a).

          When the participant recognizes taxable income as a result of the exercise of a nonqualified stock option, the Company will generally be entitled to claim a deduction in the amount of the participant's income inclusion. Code
Section 83(h). The Company will be able to claim such a deduction, however, only if the participant includes the related income in his or her taxable income. Id. The participant will be deemed to have included the amount in income if the Company properly completes Form W-2 or 1099 (as applicable) and timely files the form with both the participant and the Internal Revenue Service. If the applicable form is not timely filed, the Company will be entitled to a deduction only if it can demonstrate that the participant actually included the amount in income. Treas. Reg. Section 1.83-6.

          If a participant exercises his nonqualified stock option using cash, the basis of the shares he acquires will equal the option price plus the amount included in his income upon exercise. Treas. Reg. Sections 1.61-2(d)(2)(i), 1.61-2(d)(6)(i). If the participant uses shares of the Company's Common Stock to exercise his nonqualified stock option, the basis of the shares he surrenders carries over to the same number of shares received upon the exercise of the option. Code Sections 1031(d), 1036; Rev. Rul. 80-244, 1980-2 C.B. 234. We
believe, although we cannot opine, that, under Code Sections 1031(d), 1036 and 1223, the participant's holding period in the same number of shares will include the participant's holding period in the shares surrendered. Cf., Weir. The basis of any additional shares received is the same as the amount included in his gross income plus any cash the participant pays in connection with the exercise of the option. Treas. Reg. Sections 1.61-2(d)(2)(i), 1.61-2(d)(6)(1); Rev. Rul. 80-244. To the extent that the shares constitute a capital asset in the hands of a participant, on subsequent disposition of the shares acquired under a nonqualified stock option, the difference between the amount received for the shares and the basis of the shares will be treated as long-term or short-term capital gain or loss, depending on the holding period. Code Sections 1001, 1221, 1222. A discussion of holding periods and the federal income tax treatment of a long-term capital gain is addressed under "Capital Gains Treatment," infra.

Stock Appreciation Rights

          A stock appreciation right is not property within the meaning of Code
Section 83 because, unlike an option, it represents nothing more than the Company's promise to pay the participant cash and/or shares of Company Common Stock when the participant elects to exercise the stock appreciation right. See, Treas. Reg. Section 1.83-3(e); e.g., Priv. Ltr. Rul. 8230147, (April 30,
1982). Thus, the granting of a stock appreciation right will not result in taxable income to the participant at the time of grant. When and to the extent that a stock appreciation right is paid in cash, the participant will recognize ordinary income equal to the amount of cash received. See, Code Section 61; Rev. Rul. 80-300, 1980-2 C.B. 165. When and to the extent that a stock appreciation right is paid in shares of the Company's Common Stock, the participant will recognize taxable income equal to the fair market value of any shares received. Code Section 83(a); see also, Rev. Rul. 80-300.

          When the participant recognizes taxable income as a result of the exercise of a stock appreciation right, the Company will generally be entitled to claim a deduction in the amount of the participant's income inclusion. Code Sections 404(a)(5), 83(h); e.g., Priv. Ltr. Rul. 8230147, (April 30, 1982). To
the extent, however, that the participant's income inclusion is attributable to payment of the stock appreciation right in the form of shares of Company Common Stock, the Company will be able to claim such a deduction only if the participant includes or is deemed to have included the related income in his or her taxable income, as described above. Treas. Reg. Section 1.83-6.

          To the extent that any shares acquired upon exercise of a stock appreciation right constitute a capital asset in the hands of a participant, on the disposition of any such shares, the difference between the amount received for the shares and the fair market value of the shares as of the exercise of the stock appreciation right will be treated as long-term or short-term capital gain or loss, depending on the holding period. Code Sections 1001, 1221, 1222. A discussion of holding period and the federal income tax treatment of a long-term capital gain is included under "Capital Gains Treatment," infra.

Restricted Stock Awards

          Shares of Company Common Stock granted to a participant pursuant to a restricted stock award will be property subject to taxation under Code Section
83. The Plan provides that: (1) such shares will be subject to such restrictions as the Committee may determine; (2) these restrictions will generally remain in effect until the participant's death, disability, retirement, completion of a specified period of continued employment, or the occurrence of some other event specified by the Committee; (3) if the participant terminates employment prior to the time that the restrictions lapse, the participant will forfeit any shares subject to the restrictions; and
(4) shares subject to restriction are generally not transferable other than by will or the laws of descent and distribution. Consequently, if the restricted stock awards are made pursuant to agreements that are consistent with the terms of the Plan, the shares transferred pursuant to such an award should be considered to be subject to a "substantial risk of forfeiture" within the meaning of Code Section 83. Code Section 83(c)(1); Treas. Reg. Section 1.83-3(c). Thus, the granting of a restricted stock award or issuance of restricted shares will not result in taxable income to the participant at the time of grant or issuance. Code Section 83(a); Treas. Reg. Section 1.83-3(c)(4) (Example (1)).

          Instead, the participant will normally recognize ordinary income on the lapse of the restrictions in an amount equal to the fair market value of the shares on the date of lapse. Code Section 83(a). Nevertheless, the participant may elect, within 30 days after issuance of the restricted stock, to treat the fair market value of the restricted stock at issuance as ordinary income, in which case any subsequent appreciation in the value of the shares will not be taxed to the participant on the date of lapse. Code Section 83(b). On the other hand, the participant will also not be entitled to a deduction at the date of lapse for any portion of the amount included in income as a result of the
Section 83(b) election if there is a subsequent decline in the value of the shares or if the participant forfeits the shares. Id. If, however, the stock is a capital asset in the hands of the participant, the participant will be allowed to treat any decline in value or any forfeiture as giving rise to a capital loss. Treas. Reg. Section 1.83-2(a).

          At the time a participant recognizes income pursuant to a restricted stock award, the Company will be entitled to a corresponding and contemporaneous deduction only if the participant includes or is deemed to have included the related income in his or her taxable income, as described above. Treas. Reg.
Section 1.83-6.

          To the extent that the restricted shares are a capital asset in the hands of the participant, on disposition of the shares after restrictions lapse, the difference between the amount received and the fair market value of the shares on the date of lapse (or on the date of issuance if the participant made the election described above) will be treated as long-term or short-term capital gain or loss, depending on the holding period. Code Sections 1001, 1221, 1222. A participant's holding period in the shares will begin just after the restrictions to which they are subject lapse unless he makes an election as noted above, in which case the holding period in his shares will begin just after the date the Company Common Stock is transferred to him. Code Section 83(f); Treas. Reg. Section 1.83-4(a).

          Amounts equivalent to dividends received by the participant under the restricted stock award and dividends paid on restricted stock received by the participant prior to the lapse of restrictions will be taxable as ordinary income to the participant and a corresponding and contemporaneous deduction should be allowed to the Company unless the participant made the election permitted under Code Section 83(b), as described above. See, Treas. Reg.
Section 1.83-1(a)(1); see, e.g, Priv. Ltr. Rul. 8139032 (June 30, 1981).  If
such an election was made, dividends paid on restricted stock will be taxable as dividends and no corresponding deduction will be allowed. Rev. Rul. 83-22, 1983-1 C.B. 17; see also, Treas. Reg. Section 1.83-2(a).

          The foregoing analysis applies equally to any restricted stock awards and any shares acquired pursuant to such an award, regardless of whether the awards were made under the Plan or as a result of a conversion to restricted stock awards of cash awards made under the Company's Management Incentive Plan II or the Company's Executive Value Sharing Plan.

Incentive Awards, Performance Awards and Dividend Equivalent Rights

          Like a stock appreciation right, incentive awards, performance awards and dividend equivalent rights granted under the Plan represent nothing more than the Company's promise to pay the participant cash and/or shares of Company Common Stock at some point in the future; therefore, at the time of grant, these awards and rights are not property subject to taxation under Code Section 83. See, Treas. Reg. Section 1.83-3(e). Thus, the granting of such an award or right will not result in taxable income to the participant at the time of grant. When and to the extent that an award or right is paid in cash, the participant will normally recognize ordinary income equal to the amount of cash received. Code Section 61. To the extent that an award or right is paid in shares of the Company's Common Stock, the participant will normally recognize taxable income equal to the fair market value of any shares received as of the later of when the shares are received or when the shares cease to be subject to a substantial risk of forfeiture. Code Section 83(a). Generally, shares acquired pursuant to an incentive award, a performance award or a dividend equivalent right are not subject to a substantial risk of forfeiture for purposes of Code Section 83. Nevertheless, such shares will be considered to be subject to a substantial risk of forfeiture so long as sale of the shares could subject the participant to suit under the provisions of Section 16(b) of the Act. Under the Plan, a sale can subject a participant to suit under Section 16(b) of the Act only in limited circumstances. <F5> In the event a participant sells in such circumstances, the participant may nevertheless be taxed on the date of exercise if the participant makes the election permitted under Code Section 83(b). Code Section 83(c)(3).
<F6> On the other hand, the participant will not be entitled to a deduction
(upon the lapse of the restrictions of Section 16(b) of the Act) for any portion of the amount included in income as a result of this election if there is a subsequent decline in the value of the shares. Id. If the stock is a capital asset in the hands of the participant, however, the participant will be allowed to treat the decline in value as giving rise to a capital loss. Treas. Reg.
Section 1.83-2(a).

          When the participant recognizes taxable income as a result of the payment of an incentive award, a performance award or a dividend equivalent right, the Company will generally be entitled to claim a deduction in the amount of the participant's income inclusion. Code Sections 404(a)(5), 83(h). To the extent, however, that the participant's income inclusion is attributable to payment of the award or right in the form of shares of Company Common Stock, the Company will be able to claim such a deduction only if the participant includes or is deemed to have included the related income in his or her taxable income, as described above. Treas. Reg. Section 1.83-6.

          To the extent that any shares acquired upon payment of an award or right constitute a capital asset in the hands of a participant, on the disposition of any such shares, the difference between the amount received for the shares and the fair market value of the shares as of the exercise of the stock appreciation right will be treated as long-term or short-term capital gain or loss, depending on the holding period. Code Sections 1001, 1221, 1222. A discussion of holding period and the federal income tax treatment of a long-term capital gain is included under "Capital Gains Treatment," infra.

          The foregoing analysis applies to any shares acquired pursuant to performance awards regardless of whether the awards were made under the Plan or as a result of a conversion to performance awards of cash awards made under the Company's Executive Value Sharing Plan.

Capital Gains Treatment

          Gain or loss from the sale or exchange of property will be treated as long-term capital gain or loss if that property is deemed to have been held for more than one year. Code Section 1222(3). Any gain or loss other than long-term capital gain or loss will be treated as short-term capital gain or loss. Code Section 1222(1).

          Generally, the holding period of shares acquired pursuant to the exercise of an incentive stock option, nonqualified stock option or stock appreciation right begins on the date immediately following the date the shares are acquired by exercising the option or right. Weir; Frederick v. United States, 68-1 USTC Paragraph 9195 (E.D. Mich. 1968). In certain circumstances, however, as discussed above, the holding period of stock acquired pursuant to the exercise of an option using existing shares of the Company's Common Stock includes the holding period of the existing shares. The holding period of shares acquired pursuant to a restricted stock award, an incentive award, a performance award or a dividend equivalent right begins on the date following the date of acquisition, if the stock is transferred to the participant without restriction or if it is transferred with restrictions and the participant makes an election under Code Section 83(b). Rev. Rul 70-598, 1970-2 C.B. 168; Treas. Reg. Section 1.83-4(a). If, however, such shares are transferred with restrictions and the participant does not make a Section 83(b) election, the holding period begins on the date following the date on which the restrictions lapse. Treas. Reg. Section 1.83-4(a).

          For net capital gains recognized by individuals, the Code imposes a preferential maximum tax rate of 28% (as compared with a 39.6% maximum tax rate on ordinary income).

                               *     *     *


          We are rendering no opinion as to the tax consequences of those provisions of the Plan which relate to United Kingdom participants. We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement.

                              Very truly yours,

                              Sutherland, Asbill & Brennan

                              By:  /s/ Carol A. Weiser


<F1>  Note, however, that the tax treatment accorded to incentive stock options under Code Section 421 only applies with respect to optionees who are "employees" of the corporation granting the option (or a related corporation). Treas. Reg. Section 1.421-7(h). The following discussion of the tax treatment of grantees of incentive stock options applies only to those participants in the Plan who are "employees" (as that term is defined in Code Section 3401(c) and the regulations promulgated thereunder) of the Company or one of its subsidiaries at the time of the granting and exercise of an incentive stock option. We are rendering no opinion as to the status of any individual holding an agent's or broker's contract with a subsidiary of the Company as an "employee." The tax treatment of options granted to or exercised by non-employees is addressed under "Nonqualified Stock Options" above.

<F2>  For purposes of determining whether shares acquired pursuant to the exercise of an incentive stock option have been disposed of before the expiration of the required period, the term "disposition" includes a sale, exchange, gift or transfer of legal title of the shares, but does not include a transfer from a decedent to an estate, a transfer by bequest or inheritance, a pledge or hypothecation, or certain exchanges in connection with a corporate reorganization. Code Section 424(c).

<F3>  The Internal Revenue Service reached this result in the context of the exercise of a nonqualified stock option using shares of stock acquired through the prior exercise of a qualified stock option. Rev. Rul. 80-244, 1980-2 C.B.
234. A qualified option (which is no longer recognized under the Code) is substantially similar to an incentive stock option (compare prior version of Code Section 422 with the current version of that section). In addition, Prop. Treas. Reg. Section 1.422A-2(i) indicates that the nonrecognition treatment of Code Section 1036 and the basis substitution provided for under Code Section 1031(d) apply in the case of an exercise of an incentive stock option. Nevertheless, until 1992, the Internal Revenue Service had an explicit policy of not ruling on whether the holding of Rev. Rul. 80-244 applies to incentive stock options. Rev. Proc. 91-3, 1991-1 C.B. 364. This no-ruling policy does not appear in any revenue procedure subsequent to Rev. Proc. 91-3, but, because we are unaware of any ruling subsequent to that time addressing the issue, we believe the issue is not free from doubt.

<F4>  If a dividend equivalent is reinvested in additional dividend equivalent rights, the participant will recognize no taxable income at that time.

<F5>  In accordance with Rule 16b-3 as in effect prior to November 1, 1996
(i.e., the date on which the Company became subject to new Rule 16b-3), because the Plan had been administered by at least two disinterested directors, the grant of an option, a stock appreciation right, a restricted stock award, an incentive award or a performance award to a participant subject to Section 16(b) (i.e., participants who are policy-making officers, directors or 10% beneficial owners of the Company) would have been deemed, for purposes of Section 16(b), to be a purchase of the shares that underlie the option or award unless at least six months had elapsed from the date the option or award was granted to the date of the disposition of shares of Common Stock underlying the option or other award. Failure to comply with this holding period requirement would have resulted in a grant of options or awards under the Plan being deemed a "purchase" of the underlying Common Stock for Section 16(b) purposes, which could have been matched with any sale of Common Stock (including, but not limited to, a sale of the Common Stock obtained by exercising the option or pursuant to the award) within the preceding or succeeding six-month period to determine whether a participant was liable to the Company for any profits derived from the purchase and sale of Common Stock.

   Therefore, if at least six months had elapsed between the date of an award under the Plan and the disposition of the underlying Common Stock, no purchase of Common Stock would have been deemed to have occurred under Section 16(b) for purposes of determining whether a participant was liable to the Company for any profits derived from the purchase and sale of Common Stock. Effective November 1, 1996 (i.e., the date the Company became subject to new Rule 16b-3), because the Plan is administered by a committee consisting solely of two or more "non-employee directors" (as defined in Rule 16b-3), the grant of an option, a stock appreciation right, a restricted stock award, an incentive award or a performance award to a participant subject to Section 16(b) (i.e., participants who are policy making officers, directors or 10% beneficial owners of the Company) will not be deemed, for purposes of Section 16(b), to be a purchase of the shares that underlie the option or award in determining whether a participant is liable to the Company for any profits derived from the purchase and sale of Common Stock.

     In addition, if the Plan were not administered by a committee consisting solely of two or more "non-employee directors, but at least six months have elapsed between the date of an award under the Plan and the disposition of the underlying Common Stock, no purchase of Common Stock would be deemed to have occurred under Section 16(b) for purposes of determining whether a participant is liable to the Company for any profits derived from the purchase and sale of Common Stock.

     At all relevant times, the Plan has contained provisions that effectively prohibit the disposition of stock acquired pursuant to a stock option, a stock appreciation right or a restricted stock award for at least six months from the date of grant, thereby making it impossible for a participant to be subject to suit under Section 16(b)in connection with the grant of a stock option, a stock appreciation right or a restricted stock award. No similar provisions are set forth in the Plan with respect to incentive awards, performance awards or dividend equivalent rights. In all events, stock acquired pursuant to a stock option, a stock appreciation right or a restricted stock award will be taxed when received (in the case of nonqualified stock options and stock appreciation rights), when disposed of (in the case of incentive stock options), or upon the lapse of any substantial risk of forfeiture (in the case of restricted stock awards). For incentive awards, performance awards and dividend equivalent rights made before November 1, 1996, taxation will be delayed beyond the date of payment of the award or right, but only until the expiration of six months from the date of grant of the award or right. On or after November 1, 1996, taxation of incentive awards, performance awards and dividend equivalent rights will be delayed for this six-month period only where such an award is granted at a time that the Plan is not administered by non-employee directors.

<F6>  As noted above, under Code Section 83(b), a participant may elect, within
30 days after receipt of property subject to taxation under Code Section 83, to treat the fair market value (determined as of the date received) of the stock received pursuant to the award or right as ordinary income.

EX-23
            Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 33-62315) and related Prospectus of Lincoln National Corporation for the registration of 5,000,000 shares of its common stock for use in the Lincoln National Corporation 1986 Stock Option Incentive Plan and to the incorporation by reference therein of our report dated February 6, 1997, with respect to the consolidated financial statements and schedules of Lincoln National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

Fort Wayne, Indiana
May 21, 1997